                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY




                                 AMENDMENT NO. 3
                         TO LOAN AND SECURITY AGREEMENT


                  AMENDMENT NO. 3, dated as of July 31, 2003 (this "Amendment"), to the Loan and Security Agreement, dated as of August 15, 2002, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of January 22, 2003, and Amendment No. 2 to Loan and Security Agreement, dated as of February 24, 2003 (as so amended, the "Loan Agreement"), by and among, on the one hand, the lenders party thereto (each a "Lender" and collectively, the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation (f/k/a Foothill Capital Corporation), as the arranger and administrative agent for the Lenders (the "Agent"), and, on the other hand, FOSTER WHEELER FUNDING II LLC, a Delaware limited liability company (the "Borrower"), as successor by assignment to Foster Wheeler Funding LLC, a Delaware limited liability company (the "Original Borrower"), pursuant to the Assignment and Assumption (Loan Agreement) referred to below.

                  WHEREAS, the Original Borrower, the Agent and the Lenders are parties to the Loan Agreement;

                  WHEREAS, on the date hereof, pursuant to the Assignment and Assumption (Loan Agreement) dated as of the date hereof, by and among the Original Borrower, as assignor, the Borrower, as assignee, the Lenders and the Agent (the "Assignment and Assumption Agreement (Loan Agreement)"), the Original Borrower has assigned to the Borrower, and the Borrower has assumed, all of the Original Borrower's right, title and interest in, to, and under the Loan Agreement as of the date set forth therein; and

                  WHEREAS, the Borrower, the Agent and the Lenders desire to amend the Loan Agreement in accordance with the terms set forth herein;

                  NOW THEREFOR, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. Any capitalized term used herein and not defined herein shall have the meaning assigned to it in the Loan Agreement.

                  2. Amendments. The Loan Agreement is hereby amended as follows:

                     2.1. Preamble. The preamble to the Loan Agreement is amended by deleting all of the words which follow the words "on the other hand," in the sixth and seventh lines of the preamble and substituting therefor the words "FOSTER WHEELER FUNDING II LLC, a Delaware limited liability company (the "Borrower"), as successor by assignment to Foster Wheeler Funding LLC, a Delaware limited liability company (the "Original Borrower"), pursuant to the Assignment and Assumption (Loan Agreement) (as hereinafter defined)."

                     2.2. Existing Definitions.

                                    (a) The definition of the term "A/R Turnover
Period" in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

                                    "'A/R Turnover Period' means, as of the end
                           of any Fiscal Month, the number of days equal to the product of (a) a fraction, the numerator of which shall be the amount equal to the aggregate amount of Accounts, excluding all Excluded Amounts, as of the first day of such Fiscal Month, and the denominator of which shall be the amount equal to the aggregate amount of Collections with respect to Accounts, excluding all Excluded Amounts, during such Fiscal Month, times (b) the actual number of days in such Fiscal Month.

                                    (b) The definition of the term "Contract
Trial Balance" in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

                                    "'Contract Trial Balance' means a monthly
                           report, detailing all open Contracts by contract price, amounts billed (identified as progress, retention, and advance billings), and the remaining unbilled portion of each Contract, together with a report that reflects any changes in earned revenue to date, final estimated profits and actual costs to date."

                                    (c) The definition of the term "Delinquency
Ratio" in Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

                                    "'Delinquency Ratio' means, as of any date,
                           the ratio, expressed as a percentage, of (a) the aggregate amount of all Accounts, excluding all Excluded Amounts, as to which payment, or any part thereof, remains unpaid for more than 90 days from the original invoice date, to (b) the aggregate amount of all Accounts, excluding all Excluded Amounts."

                                    (d) The definition of the term "Dilution" in
Section 1.1 of the Loan Agreement is amended by inserting, immediately following each appearance of the word "Accounts" in clauses (a) and (b) of such definition, the words ", exclusive of all Excluded Amounts,".

                                    (e) The definition of the term "Eligible
Accounts" in Section 1.1 of the Loan Agreement is amended as follows:

                                        (i) by deleting the introductory
                     paragraph to such definition in its entirety and substituting therefor the following:


                                    "'Eligible Accounts' means those Subject
                           Accounts acquired from time to time by Borrower from any Originator pursuant to the Purchase Agreement that comply with each of the representations and warranties respecting Eligible Accounts made by Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Closing Date. Notwithstanding the proviso to the preceding sentence, any Eligible Accounts existing on the effective date of any such revision which, if not for this sentence, would cease to be Eligible Accounts on such date shall continue to be deemed Eligible Accounts hereunder, subject to the other terms and conditions set forth herein. Eligible Accounts shall not include the following:";

                                        (ii) by deleting clauses (b), (n) and
                  (o) of such definition in their respective entireties and substituting therefor, in each case, the words "[Intentionally Omitted]";

                                        (iii) by deleting the words "50%
                  complete" at the end of clause (v) of such definition and substituting therefor the words "20% complete (percentage complete to be determined as a percentage of (A) total billings less advance billings, divided by (B) the contract price),";

                                        (iv) by deleting the word "or" at the
                  end of clause (x) of such definition, renumbering clause (y) of such definition as clause (z) and inserting a new clause
                  (y) into such definition, to read as follows:


                                    "(y) Accounts representing Pass-Through
                           Receipts, or any other Accounts, a portion of which includes Pass-Through Receipts, or"; and

                                        (v) by inserting a new paragraph at the
                  end of such definition, to read as follows:


                                    "Notwithstanding the foregoing, at the
                           request of Borrower, the Agent and the Lenders may, in their sole discretion, designate as an Eligible Account any Subject Account (i) which would otherwise be deemed ineligible pursuant to this definition, provided that such Account is fully bonded, is supported by 100% cash collateral, and complies with such other terms as the Agent may reasonably require, or (ii) which would be deemed ineligible solely pursuant to clause (v) of this definition. Any such designation by the Agent shall be in writing and shall be effective only with respect to the Subject Account specified in such writing. Prior to the execution by the Agent and the Lenders of any such writing, such Subject Account shall not be deemed an Eligible Account for any purpose under the Loan Documents."

                                    (f) The definition of the term "Loan
Documents" in Section 1.1 of the Loan Agreement is amended by inserting, immediately following the words "this Agreement," in the first line of such definition, the words "the Assignment and Assumption (Loan Agreement),".

                                    (g) The definition of the term "Net Cash
Proceeds" in Section 1.1 of the Loan Agreement is amended by replacing the parenthetical "(including any cash proceeds received by way of deferred payment (other than in respect of interest)" with the following language: "(including
(i) any cash proceeds received by way of deferred payment (other than in respect of interest), (ii) any cash retained by FW LLC or any of its Subsidiaries related to any Asset Sale after the closing of such Asset Sale and (iii) any cash distributed to FW LLC or any of its Subsidiaries in connection with the closing of any Asset Sale)".

                                    (h) The definition of the term "Senior Debt"
in Section 1.1 of the Loan Agreement is amended by replacing the word "and" at the end of clause (f) thereof with a comma and adding a new clause (h) and a new clause (i) at the end of such definition, to read as follows:


                                    ", (h) all Non-Recourse Project Debt and any
                           permitted guarantees in respect thereof and (i) up to $15,000,000 of Indebtedness in respect of the Capital Lease for a building in Finland."

                                    (i) The definition of the term "Servicer" in
Section 1.1 of the Loan Agreement is amended in its entirety to read as follows:

                                    "'Servicer' means Foster Wheeler Inc., a
                           Delaware corporation, or any successor thereto."

                                    (j) The definition of the term "Subordinated
Notes" in Section 1.1 of the Loan Agreement is amended by deleting the words "each dated the date hereof" in the first and second lines of such definition and substituting therefor the words "each dated the Third Amendment Date".

                                    (k) The definition of the term "Testing
Period" in Section 1.1 of the Loan Agreement is amended by deleting the words "fiscal month" at the beginning of the third line of such definition and substituting therefor the words "Fiscal Month".

                                    (l) The definition of the term "Transaction
Documents" in Section 1.1 of the Loan Agreement is amended by deleting the words "and the" in the second line of such definition and substituting therefor the words ", the Assignment and Assumption (Purchase Agreement), the Receivables Transfer Agreement, the Reporting Agreement and each".

                     2.3. New Definitions.

                                    (a) The definition of the new term
"Assignment and Assumption (Loan Agreement")" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Assignment and Assumption (Loan
                           Agreement)' means the Assignment and Assumption Agreement (Loan Agreement) dated as of the Third Amendment Date, by and among the Original Borrower, as assignor, the Borrower, as assignee, the Lenders and the Agent."

                                    (b) The definition of the new term
"Assignment and Assumption (Purchase Agreement")" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Assignment and Assumption (Purchase
                           Agreement)' means the Assignment and Assumption Agreement (Purchase Agreement) dated as of the Third Amendment Date, by and among the Original Borrower, as assignor, the Borrower, as assignee, the Original Servicer, the Servicer and the Originators."

                                    (c) The definition of the new term "Excluded
Amounts" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Excluded Amounts' means, with respect to
                           an Account, or Collections made in respect thereof
                           (i) (A) in the case of the use of such term in the definitions of "A/R Turnover Period" and "Delinquency Rate" and in Section 7.20(a)(i), the amount of such Account or such Collections to the extent that such Account is set forth in Schedule E-1, or (B) in the case of the use of such term in the definition of "Dilution", the amount of such Account or such Collections to the extent that such Account is set forth in Schedule E-2, and (ii) any portion of such Account or such Collections constituting Retention Amounts."

                                    (d) The definition of the new term "Exit
Funding Agreement" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Exit Funding Agreement' means that certain
                           Exit Funding Agreement dated as of October 15, 1999, by and between FW LLC (as successor-in-interest to Foster Wheeler Corporation) and SunTrust Bank, Central Florida, National Association related to the restructuring of certain indebtedness originally incurred to finance a portion of the costs of constructing the waste-to- energy facility located in the Village of Robbins, Illinois."

                                    (e) The definition of the new term "Fiscal
Month" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Fiscal Month' means each fiscal month of
                           Borrower, as described in Schedule F-1."

                                    (f) The definition of the new term
"Non-Recourse Project Debt" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Non-Recourse Project Debt' means
                           Indebtedness of any Special Purpose Subsidiary that is without recourse to, or secured by any Lien on any property or assets of, any other Person other than
                           (i) recourse in the nature of a guaranty of completion or performance of an obligation which does not itself constitute Indebtedness, (ii) recourse against FW LLC under the Exit Funding Agreement and
                           (iii) Liens on the capital stock of such Special Purpose Subsidiary."

                                    (g) The definition of the new term "Original
Borrower" is inserted in Section 1.1 of the Loan Agreement, to read as follows:

                                    "'Original Borrower' has the meaning set
                           forth in the preamble to this Agreement."

                                    (h) The definition of the new term "Original
Servicer" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Original Servicer' means Foster Wheeler
                           Capital & Finance Corporation, a Delaware corporation."

                                    (i) The definition of the new term
"Pass-Through Receipts" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Pass-Through Receipts' has the meaning set
                           forth in Section 2.7(a)."

                                    (j) The definition of the new term
"Receivables Repurchase Agreement" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Receivables Transfer Agreement' means the
                           Receivables Repurchase Agreement dated as of the Third Amendment Date, by and among the Original Borrower, the Borrower, the Originators and the Servicer.

                                    (k) The definition of the new term
"Reporting Agreement" is inserted in Section 1.1 of the Loan Agreement to read as follows:


                                    "'Reporting Agreement' means the letter
                           agreement dated as of the Third Amendment Date, among the Agent, the Servicer, the Borrower and the Originators."

                                    (l) The definition of the new term
"Retention Amount" is inserted in Section 1.1 of the Loan Agreement, to read as follows:


                                    "'Retention Amount' means the amount
                           retained by an Account Debtor on a Contract, such amount to be paid or released upon completion of the underlying project and acceptance of the project by the Account Debtor."

                                    (m) The definition of the new term
"Specified Accounts" is inserted in Section 1.1 of the Loan Agreement, to read as follows:

                                    "'Specified Accounts' means Eligible
Accounts that meet any of the following criteria:

                                    (a) Accounts owed by an Account Debtor (or
                           its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) of the definition of "Eligible Accounts",

                                    (b) Accounts with respect to which the
                           Account Debtor is a creditor of any Company, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute, and

                                    (c) Accounts with respect to an Account
                           Debtor whose total obligations owing to Borrower exceed 25% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage.

                                    In addition, in the event that the Agent,
                           exercising its Permitted Discretion, fixes and revises the criteria set forth in the definition of "Eligible Accounts" in this Section 1.1 to address the results of any audit performed by Agent from time to time after the Closing Date, then any Eligible Accounts existing on the date of such revision which, if not for the second sentence of the definition of "Eligible Accounts", would cease to be Eligible Accounts as a result of such revisions shall constitute Specified Accounts for the purpose of this Agreement."

                                    (n) The definition of the new term
"Specified Reserve Amount" is inserted into Section 1.1 of the Loan Agreement, to read as follows:

                                    "'Specified Reserve Amount' means, as of any
                           date, an amount equal to 85% of the sum of (i) the aggregate amount of all Specified Accounts on such date and (ii) the aggregate amount of all customer deposits and unapplied cash remitted by any applicable Account Debtor to the extent such customer deposits and unapplied cash are included in the amount of Eligible Accounts."

                                    (o) The definition of the new term "Third
Amendment Date" is inserted into Section 1.1 of the Loan Agreement, to read as follows:

                                    "'Third Amendment Date' means July 31,
                           2003."

                     2.4. Borrowing Base. Section 2.1(a) of the Loan Agreement is amended by renumbering clause (y) thereof as clause (z) and inserting the following new clause (y), to read as follows:


                                    "(y) the Specified Reserve Amount on such
date, minus"

                     2.5. Cash Management. Section 2.7(a) of the Loan Agreement is amended by inserting a new paragraph at the end of such subsection, to read as follows:


                                    "Notwithstanding the foregoing, Collections
                           to be paid to subcontractors for goods and/or services that, pursuant to the terms of any commercial contract between an Originator and its clients, such Originator pays such subcontractor (on behalf of, and as agent for, such client) directly from the clients' funds ("Pass-Through Receipts") shall not be deposited in any Cash Management Account. All Pass-Through Receipts shall be identified as such and invoiced separately from any other Accounts. Borrower shall deliver to Agent a weekly report, in form and substance satisfactory to the Agent, identifying all Pass-Through Receipts, and demonstrating that such Pass-Through Receipts have not been included in the Borrowing Base. Each such report shall include a certification by Borrower that none of the Eligible Accounts includes any Pass-Through Receipts."

                     2.6. Collateral Reporting. Section 6.2 of the Loan Agreement is amended as follows:

                                    (a) clause (a) of such Section is renumbered
as clause (b) and is moved from opposite the word "Daily" to opposite the word "Weekly";

                                    (b) clause (b) of such Section is renumbered
as clause (a);

                                    (c) clause (c) of such Section is amended to
read as follows:


                           "(c) (i) a detailed calculation of Collections with respect to Accounts for the prior week, and (ii) the report required under Section 2.7(a) regarding Pass-Through Receipts,"; and

                                    (d) the parenthetical in the first column
following the word "Weekly" is amended by inserting after the word "Tuesday" at the end of such parenthetical the words ", except with respect to item (e), which shall be delivered in accordance with Section 2.1 of the Purchase Agreement".

                     2.7. Affirmative Covenants.

                                    (a) Section 6.3(b) of the Loan Agreement is
amended in its entirety to read as follows:


                                    "(b) (i) as and when required under the
                           Guaranty, the statements and certificates required pursuant to Section 7(b) thereof,

                                    (ii) on a quarterly basis, within 15 days of
                           the end of each fiscal quarter of Borrower, a certificate of Borrower and Servicer certifying as to Borrower's compliance with the covenants set forth in
                           Section 6.6,

                                    (iii) if so required by Agent in its
                           discretion for any fiscal year of Borrower (by notice delivered to Borrower not later than 15 days following the end of such fiscal year), as soon as available, but in any event within 90 days after the end of such fiscal year, financial statements of Borrower for such fiscal year, audited by independent certified public accountants retained by either Agent or Borrower, in each case reasonably acceptable to the other party, and certified, without any qualifications (including, without limitation, (x) any going concern or like qualification or exception (except to the extent such qualification or exception results solely from the failure of any of the Originators to qualify as a going concern) or (y) any qualification as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and


                                    (iv) if so required by the Agent in its
                           discretion, at any time (but no more often than once during any fiscal year of Borrower), a certificate from independent certified public accountants or other third-party consultants retained by either Agent or Borrower, in each case reasonably acceptable to the other party, addressed to Agent and the Lenders stating that such accountants or consultants have reviewed the operations and books and records of the Borrower and other relevant information concerning the Borrower and are not aware of the existence of any Default or Event of Default under
                           Section 6.6 (i), (j), (k), (l) and (m), or such other provisions of Section 6.6. as Agent may reasonably request,


                                    The fees and expenses of any accountants or
                           other consultants retained by Agent pursuant to clauses (iii) or (iv) above shall be paid by Borrower and shall constitute Lender Group Expenses, provided that such fees and expenses shall not exceed $100,000 in any fiscal year."

                     2.8. Negative Covenants.

                                    (a) Section 7.11 of the Loan Agreement is
amended by deleting the words "not less than $5,000,000" at the end of clause
(b) of the proviso to such Section and substituting therefor the words "not less than $2,000,000".

                                    (b) Section 7.13 of the Loan Agreement is
amended by deleting the words "not less than $5,000,000" at the end of clause
(i)(A)(y) of the proviso to such Section and substituting therefor the words "not less than $2,000,000".

                     2.9. Financial Covenants.

                                    (a) Section 7.20(a)(i) of the Loan Agreement
is amended in its entirety to read as follows:

                                    "(i) Minimum Collections.

                                    (A) As of the end of any week, the average
                           amount of the weekly Collections (excluding (x) any Pass-Through Receipts and (y) any Excluded Amounts other than Retention Amounts) with respect to Borrower's Accounts during the Testing Period ending at the end of such week to be less than 40% of the Revolver Usage as of the end of such week; and

                                    (B) as of the end of any two-week period,
                           the average amount of the weekly Collections
                           (excluding (x) any Pass-Through Receipts and (y) any Excluded Amounts other than Retention Amounts) with respect to Borrower's Accounts during such two-week period to be less than $5,000,000;".

                                    (b) Section 7.20(b)(i) of the Loan Agreement
is amended in its entirety to read as follows:


                                    "(i) Minimum EBITDA. On and after March 31,
                           2003, Consolidated Adjusted EBITDA for any fiscal period set forth below to be less than the applicable amount set forth below under the heading "Minimum Amount":

                                        Fiscal Period                  Minimum Amount           Floor Amount
                                        -------------                  --------------           ------------
                           Four Fiscal Quarters ended closest to        $75,304,000              $62,846,000
                           3/31/03
                           Four Fiscal Quarters ended closest to        $65,005,000              $65,005,000
                           6/30/03
                           Four Fiscal Quarters ended closest to        $62,409,000              $62,409,000
                           9/30/03
                           Four Fiscal Quarters ended closest to        $65,096,000              $65,096,000
                           12/31/03
                           Four Fiscal Quarters ended closest to        $71,637,000              $71,637,000
                           3/31/04
                           Four Fiscal Quarters ended closest to        $78,801,000              $78,801,000
                           6/30/04
                           Four Fiscal Quarters ended closest to        $77,351,000              $85,531,000
                           9/30/04
                           Four Fiscal Quarters ended closest to        $75,598,000              $93,043,000
                           12/31/04
                           Four Fiscal Quarters ended closest to        $78,844,000             $94,173,000 "
                           3/31/05

                                    (c) Section 7.20(b)(ii) of the Loan
Agreement is amended in its entirety to read as follows:

                                    "(ii) Senior Debt Ratio. From and after
                           March 31, 2003, the Senior Debt Ratio, at any date during any period set forth below, to be more than the applicable ratio set forth below opposite such period under the heading "Maximum Ratio:

                                        Fiscal Period                  Maximum Ratio           Ceiling Amount
                                        -------------                  -------------           --------------
                           The last day of the Fiscal Quarter               5.55                    7.80
                           ended closest to 3/31/03 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 6/30/03

                           The last day of the Fiscal Quarter               7.05                    7.05
                           ended closest to 6/30/03 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 9/30/03

                           The last day of the Fiscal Quarter               7.35                    7.35
                           ended closest to 9/30/03 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 12/31/03

                           The last day of the Fiscal Quarter               7.00                    7.00
                           ended closest to 12/31/03 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 3/31/04

                           The last day of the Fiscal Quarter               6.40                    6.40
                           ended closest to 3/31/04 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 6/30/04

                           The last day of the Fiscal Quarter               5.80                    5.80
                           ended closest to 6/30/04 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 9/30/04

                           The last day of the Fiscal Quarter               5.90                    5.90
                           ended closest to 9/30/04 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 12/31/04

                           The last day of the Fiscal Quarter               6.05                    6.05
                           ended closest to 12/31/04 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 3/31/05

                           The last day of the Fiscal Quarter               5.85                    5.85"
                           ended closest to 3/31/05 through the
                           day before the last day of the Fiscal
                           Quarter ended closest to 6/30/05


                     2.10. Events of Default.

                                    (a) Section 8.15 of the Loan Agreement is
amended by deleting the words "three (3) Business Days" at the end of such Section and substituting therefor the words "five (5) Business Days".

                                    (b) The paragraph immediately following
Section 8.15 of the Loan Agreement is amended by deleting the words "not less than $5,000,000" in clause (b) of the proviso to such paragraph and substituting therefor the words "not less than $2,000,000".

                     2.11. Schedules and Exhibits. (a) A new Schedule E-1, a new Schedule E-2, a new Schedule F-1, a new Schedule 2.7(a), a new Schedule 5.3, a new Schedule 5.4(b), a new Schedule 5.6, a new Schedule 5.7, and a new Schedule 5.14, in the form attached hereto as Annex I, Annex II, Annex III, Annex IV, Annex V, Annex VI, Annex VII, Annex VIII, and Annex IX respectively, are hereby added to the Loan Agreement.

                                    (b) A new Exhibit A-1, a new Exhibit B-1, a
new Exhibit C-1, a new Exhibit C-2 and a new Exhibit C-3 in the form attached hereto as Annex X, Annex XI, Annex XII, Annex XIII and Annex XIV, respectively, are hereby added to the Loan Agreement..

                     3. Conditions. The effectiveness of this Amendment is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent (the date such conditions are fulfilled or waived by the Lenders is hereafter referred to as the "Amendment Effective Date"):

                                    (a) The representations and warranties
contained herein, in Section 5 of the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date shall be correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date).

                                    (b) No Default or Event of Default shall
have occurred and be continuing on the Amendment Effective Date, or result from this Amendment becoming effective in accordance with its terms.

                                    (c) The Agent shall have received the
Amendment Fee (as hereinafter defined) in immediately available funds.

                                    (d) The Agent and the Lenders shall have
executed this Amendment and received a counterpart of this Amendment, which bears the signature of the Borrower.

                                    (e) The Guarantor shall have executed and
delivered to the Agent an Acknowledgment and Consent in the form attached hereto as Exhibit A.

                                    (f) The Agent shall have received a fully
executed Assignment and Assumption (Loan Agreement), in form and substance satisfactory to the Lenders.

                                    (g) The Agent shall have received a fully
executed Amendment to the Purchase Agreement, in form and substance satisfactory to the Lenders (the "Purchase Agreement Amendment").

                                    (h) Each of the conditions precedent to the
effectiveness of the Purchase Agreement Amendment shall have been satisfied or waived by the Lenders and the Purchase Agreement Amendment shall become effective concurrently with the effectiveness of this Amendment.

                                    (i) The Borrower shall have authorized the
Agent to submit for filing a UCC Financing Statement naming the Borrower as debtor and the Agent as secured party, and a corresponding amendment to the original UCC Financing Statement filed against the Original Borrower.

                                    (j) All appropriate changes shall have been
made to the Cash Management Accounts to reflect the assignment of such accounts by the Original Borrower to the Borrower, and all necessary Cash Management Agreements shall have been entered into with respect thereto.

                                    (k) The Agent shall have received one or
more opinions of Borrower's counsel addressed to the Agent and the Lenders, and in form and substance satisfactory to the Agent, with respect to such matters as the Agent may reasonably request.

                                    (l) All legal matters incident to this
Amendment shall be satisfactory to the Agent, the Lenders and their counsel.

                                    (m) The Agent, the Lenders and their counsel
shall have received such other documents (including, but not limited to, resolutions, officer's certificates and other corporate documents) as any such Person may reasonably request.

                     4. Amendment Fee. The Borrower hereby agrees that, in consideration of the willingness of the Agent and the Lenders to enter into this Amendment, the Borrower shall pay to the Agent, for the benefit of the Lenders, a fee in the amount of $300,000 in immediately available funds (the "Amendment Fee"). The Amendment Fee (i) shall be fully earned by the Lenders and due and payable upon the execution by the Borrower of this Amendment and (ii) shall be non-refundable.

                     5. Waiver and Consent. In order to effectuate the transactions contemplated by the Assignment and Assumption (Purchase Agreement) and the Purchase Agreement Amendment, on the date hereof, the Original Borrower, the Originators and the Borrower will carry out the Transfers (as defined in Section 4 of the Purchase Agreement Amendment). The Agent and the Lenders hereby consent to the Transfers and waive any Event of Default which would otherwise occur under Section 8.2 or 8.9 of the Loan Agreement as a result of a breach of
Section 7.4, 7.8, 7.11 or 7.14 of the Loan Agreement by reason of the Transfers.

                     6. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                                    (a) The representations and warranties
herein, in Section 5 of the Loan Agreement, in the Assignment and Assumption (Loan Agreement) and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Amendment Effective Date are correct on and as of the Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties are true and correct on and as of such date).

                                    (b) No Default or Event of Default has
occurred and is continuing or would result from this Amendment or the Assignment and Assumption (Loan Agreement) becoming effective in accordance with its terms.

                                    (c) The Borrower (i) is duly organized and
existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and the Assignment and Assumption (Loan Agreement), and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary except where the failure to be so qualified could not be expected to have a Material Adverse Change.

                                    (d) The execution, delivery and performance
by the Borrower of this Amendment and the Assignment and Assumption (Loan Agreement), and the performance by the Borrower of the Loan Agreement, as amended by this Amendment, (i) have been duly authorized by all necessary corporate action, and (ii) do not and will not contravene the Borrower's Governing Documents.

                                    (e) Except for the filing of the UCC
financing statements referenced in Section 3(i) above, the execution, delivery, and performance by the Borrower of this Amendment and the Assignment and Assumption (Loan Agreement), and the performance of the Loan Agreement, as amended by this Amendment, do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                                    (f) This Amendment and the Assignment and
Assumption (Loan Agreement), when executed and delivered by the Borrower, and the Loan Agreement, as amended by this Amendment, will be the legally valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.

                     7. Agreement. The Borrower hereby agrees that it shall deliver to the Agent each of the reports required under Section 6.2 of the Loan Agreement, as amended hereby, within sixty (60) days of the date hereof. The Borrower agrees that until each of such reports has been delivered to the Agent in accordance with such Section, the Lenders shall have no obligation to make Advances to the Borrower.

                     8. Miscellaneous.

                                    (a) Continued Effectiveness of the Loan
Agreement. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Agent or the Lenders under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Document.

                                    (b) Counterparts. This Amendment may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                                    (c) Headings. Section headings herein are
included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                                    (d) Governing Law. This Amendment shall be
governed by, and construed in accordance with, the law of the State of New York.

                                    (e) Costs and Expenses. The Borrower agrees
to pay on demand all reasonable fees, costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment and any other related agreements, instruments and documents.

                                    (f) Amendment as Loan Document. The Borrower
hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if any representation or warranty made by the Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made.

                                    (g) No Waiver. This Amendment is not a
waiver of, or consent to, any Default or Event of Default now existing or hereafter arising under the Loan Agreement or any other Loan Document and the Agent and the Lenders expressly reserve all of their rights and remedies under the Loan Agreement and the other Loan Documents, under applicable law or otherwise.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.


                               Borrower:

                               FOSTER WHEELER FUNDING II LLC,
                               a Delaware limited liability company


                               By: /s/ Ryan J. Esko
                                  ----------------------------------------------
                                            Ryan J. Esko
                                     Title: Treasurer


                               Agent and Lenders:

                               WELLS FARGO FOOTHILL, INC.,
                               a California corporation, as Agent and a Lender


                               By: /s/ Ronald Cote
                                  ----------------------------------------------
                                        Title: Vice President

                               ABLECO FINANCE LLC,
                               a Delaware limited liability company, as a Lender


                               By: /s/ Ken J. Kohrs
                                  ----------------------------------------------
                                       Title: Senior Vice President

                                    Exhibit A

                           ACKNOWLEDGMENT AND CONSENT

                  The undersigned, as Guarantor under the Guaranty (as defined in the Loan Agreement referred to in Amendment No. 3 to Loan and Security Agreement dated as of the date hereof (the "Amendment", all terms defined therein being used herein as defined therein), to which this Acknowledgment and Consent is attached), hereby (i) acknowledges and consents to the Amendment and
(ii) confirms and agrees that the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Dated: July 31, 2003



                                            FOSTER WHEELER LTD.,
                                            a Bermuda limited company


                                            By: /s/ Ryan J. Esko
                                               ---------------------------------
                                                       Ryan J. Esko
                                                Title: Treasurer

                                     Annex I


                                  SCHEDULE E-1

                                Excluded Accounts

       ("A/R Turnover Period", "Delinquency Rate" and Section 7.20(a)(i))

     Client                                             Contract Number

     Jacksonville Electric (JEA)                        200761200
     Raytheon Engineers (WGI-Red Oak)                   200766800
     NEPCO (Kendall)                                    200767800
     PSEG Fossil LLC (Bergen)                           200770600
     Bechtel Power (Intergen No. America)               200774000 - Invoice nos.
                                                          126312, 128661, and
                                                          137480
     PSEG Power LLC (Linden)                            200774500
     Bechtel Power-Mountainiew                          210000400
     Berrians I Gas -NRG                                9210165300
     Tribasa                                            1303806100

                                    Annex II


                                  SCHEDULE E-2

                                Excluded Accounts

                                  ("Dilution")

     Client                                             Contract Number

     Jacksonville Electric (JEA)                        200761200
     PSEG Fossil LLC (Bergen)                           200770600
     Bechtel Power (Intergen No. America)               200774000 - Invoice nos.
                                                          126312, 128661, and
                                                          137480
     PSEG Power LLC (Linden)                            200774500
     Berrians I Gas -NRG                                9210165300

                                    Annex III


                                  SCHEDULE F-1

                                  Fiscal Months

                                    Annex IV


                                 SCHEDULE 2.7(a)

                              Cash Management Bank

                                     Annex V


                                  SCHEDULE 5.3

                          Chief Executive Office, FEIN

                                    Annex VI


                                Schedule 5.4.(b)

                           Capitalization of Borrower

                                    Annex VII


                                  Schedule 5.6

                                   Litigation

                                   Annex VIII


                                  Schedule 5.7

                           No Material Adverse Change

                                    Annex IX


                                  Schedule 5.14

                       Demand Deposit Accounts of Borrower

                                     Annex X

                                   EXHIBIT A-1

                        Form of Assignment and Acceptance

                                    Annex XI

                                   EXHIBIT B-1

                       Form of Borrowing Base Certificate

                                    Annex XII

                                   EXHIBIT C-1

                    Form of Compliance Certificate - Borrower

                                   Annex XIII

                                   EXHIBIT C-2

                   Form of Compliance Certificate - Originator

                                    Annex XIV

                                   EXHIBIT C-3

                   Form of Compliance Certificate - Guarantor